Exhibit 4.02
AMENDED AND RESTATED CERTIFICATE OF TRUST
          The undersigned, the trustees of Citigroup Capital XVIII, a Delaware statutory trust formed on June 19, 2006 under its current name, desiring to amend and restate the Certificate of Trust of Citigroup Capital XVIII, hereby certify as follows:
(a) The name of the statutory trust being formed hereby (the “Trust”) is “Citigroup Capital XVIII.”
(b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:
The Bank of New York (Delaware)
100 White Clay Center
Route 273
P. O. Box 6995
Newark, DE 19711
          (c) This amended and restated Certificate of Trust shall be effective as of the date of filing.
Dated: December 8, 2006

/s/ John Gerspach Name: John Gerspach, as Regular Trustee

/s/ Sallie Krawcheck Name: Sallie Krawcheck, as Regular Trustee

/s/ Saul Rosen Name: Saul Rosen, as Regular Trustee

THE BANK OF NEW YORK (DELAWARE), as Delaware Trustee
By:	/s/ Kristine K. Gullo
	Name:	Kristine K. Gullo
	Title:	Vice President

CITIGROUP INC., as Sponsor
By:	/s/ Charles E. Wainhouse
	Name:	Charles E. Wainhouse
	Title:	Assistant Treasurer

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